Exhibit 3.3(b)
ADOPTED 10/19/93
BYLAWS
OF
HEALTH HORIZONS OF KANSAS CITY, INC.
ARTICLE I
CORPORATE OFFICES
     The registered office of the Corporation within the State of Tennessee shall be located as set forth in the charter. The Corporation shall also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS’ MEETING
     Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such place and such time as the director or directors shall designate each year for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.
     Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose or purposes by the board of directors or by holders of at least ten percent of all the votes entitled to be cast on any issue to be considered at the proposed special meeting who sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting. Such demand or demands must describe the purpose or purposes for which the meeting is to be held.
     Section 3. Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.
     Section 4. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.
     Section 5. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.
     Section 6. Voting. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if the votes east by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.
     Section 7. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.
     Section 8. Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.
     Section 9. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder’s vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.
ARTICLE III
RECORD DATE
     In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.
ARTICLE IV
DIRECTORS
     Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of not more than seven members, the exact number of which shall be fixed by the board of directors. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.
     Section 2. Committees. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in supervising the management of the business and affairs of the Corporation, except that a committee may not: (i) authorize distributions, except according to a formula or method prescribed by the board of directors; (ii) approve or propose to shareholders action required by law to be approved by shareholders; (iii) fill vacancies on the board of directors or any of its committees; (iv) amend the charter; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Article IV and of Article V applicable to the board of directors shall also apply to committees.
     Section 3. Compensation. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.
     Section 4. Removal. Shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only shareholders of that voting group may participate in the vote to remove him without cause, A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.
     Section 5. Resignation. A director may resign at any time by delivering written notice to the Corporation, the board of directors, the chairman or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.
     Section 6. Vacancies. The board of directors may fill any vacancy occurring on the board of directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     Section 7. Quorum and Voting. A quorum of the board of directors consists of a majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, unless the charter requires the vote of a greater number of directors.
     Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time.
     Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president or a majority of directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.
     Section 10. Notices. Special meetings of the board of directors must be preceded by at least one days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting, unless the purpose, or one of the purposes, of the meeting is to remove a director or directors pursuant to Section 4 of this Article IV. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.
     Section 11. Meeting by Telephone. Any or all directors may participate in a regular or special meeting by telephone conference or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each director’s vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authories or take action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE V
WAIVER OF NOTICE
     A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or director entitled to the notice and delivered to the Corporation and filed in the Corporation’s minutes or corporate records, except that a shareholder’s or director’s attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.
ARTICLE VI
OFFICERS
     Section 1. Election and Term. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person, except that the president may not serve as the secretary.
     Section 2. Compensation. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors.
     Section 3. Removal. The board of directors may remove any officer at any time, with or without cause unless an employment contract with an officer specifies otherwise, but no such removal shall affect the contract rights, if any, of the person so removed.
     Section 4. Resignation. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.
ARTICLE VII
EMERGENCY BYLAW
     In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons

(not to exceed the number most recently fixed by the board pursuant to Section 1 of Article IV) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.
ARTICLE VIII
FISCAL YEAR
     The fiscal year of the Corporation shall begin the 1st day of each calendar year.
ARTICLE IX
AMENDMENT
     The board of directors may amend or repeal these bylaws, unless (i) the charter or the Act reserves this power exclusively to shareholders or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the board of directors.
ARTICLE X
DEFINITION
     The term “Act” as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.